Exhibit 99.3

ENZON
PHARMACEUTICALS                                            For Immediate Release
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PRESS RELEASE                         Contact:  Susan M. Mesco
                                                Director, Investor Relations
                                                (908)541-8777

                                                Euro RSCG Life NRP
                                                Mark R. Vincent, Media Relations
                                                (212)845-4239

         ARTHUR J. HIGGINS TO STEP DOWN FROM ENZON'S BOARD OF DIRECTORS

Bridgewater, NJ - November 15, 2004 - Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced that Arthur J. Higgins will step down from the Company's Board of Directors effective December 7, 2004. Mr. Higgins has been a director of Enzon since May 2001 and served as Chairman of Enzon's Board of Directors from December 2001 to September 2004. Mr. Higgins served as Enzon's President and Chief Executive Officer from May 2001 until he assumed the leadership of Bayer HealthCare in May 2004.

"On behalf of the directors and employees of Enzon, I would like to thank Arthur for his significant contributions to the Company, both as a director and as the Company's Chairman and Chief Executive Officer," said Jeffrey H. Buchalter, non-executive chairman of Enzon's board of directors. "Arthur led Enzon's transition into a fully integrated biopharmaceutical company through the execution of select transactions. While we will miss Arthur's contributions and strategic value, we do understand the demands of his current position and wish him the very best in the future."

Mr. Higgins commented, "I have thoroughly enjoyed my time with Enzon and the success we attained in just three short years. I am confident that Enzon's forward progression will continue and I wish the Company the best as it continues on its strategic path to build a leading biopharmaceutical company."

Today Enzon also announced that Victor P. Micati and Dr. Goran Ando have been appointed to the Company's Board of Directors. Mr. Micati is a retired senior executive of Pfizer Inc. (NYSE: PFE) and Dr. Ando is currently serving as Chief Executive Officer of Celltech Group plc (LSE: CCH; NYSE: CLL). Please refer to Company's press releases issued today for additional details.

About Enzon

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The Company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), marketed in

                                     -more-

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                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com


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                                                              Enzon Board/Page 2

North America by Enzon's specialized sales force. Enzon's science-driven strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional marketed products and promising clinical compounds. Enzon has several drug candidates in various stages of development, independently and with partners, including MARQIBO(R) (formerly referred to as Onco TCS), for which a U.S. marketing application is currently being reviewed by the FDA for the treatment of relapsed aggressive non-Hodgkin's lymphoma. Further information about Enzon and this press release can be found on the Company's web site at www.enzon.com.

The forward-looking statement contained herein is not based on historical fact, but on expectations regarding the future. The statement is subject to known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments discussed above. Such factors include those described in Enzon's Form 10-K and Forms 10-Q on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of November 15, 2004 and the Company undertakes no duty to update this information.

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                     685 Route 202/206 Bridgewater, NJ 08807
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com